EXHIBIT 10.6

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is effective as of the first day of October, 2014 by and between Mindesta, Inc., a Delaware corporation (the "Company"), and Dwayne McLeod ("Consultant").

WHEREAS, the Company desires to have Consultant provide certain consulting services, as described in Section 1 of this Agreement, pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Consultant has over 10+ years of experience as a Corporate Videographer, Photographer.

AS, Consultant desires to provide the Services to the Company pursuant to the terms and conditions of this Agreement in exchange for the Consulting Shares (defined in Section 2) and expense reimbursement provided for in Section 2.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.

CONSULTING SERVICES. During the term of this Agreement, Consultant, in the capacity as an independent contractor, shall provide executive search services to the Company set forth on Schedule A, attached hereto (the "Services"). The Company acknowledges that Consultant will limit its role under this Agreement to that of a Consultant, and the Company acknowledges that Consultant is not, and will not become, engaged in the business of (i) effecting securities transactions for or on the account of the Company, (ii) providing investment advisory services as defined in the Investment Advisors Act of 1940, or (iii) providing any tax, legal or other services. The Company acknowledges and hereby agrees that Consultant is not engaged on a full-time basis and Consultant may pursue any other activities and engagements it desires during the term of this Agreement. Consultant shall perform the Services in accordance with all local, state and federal rules and regulations.

2.

COMPENSATION TO CONSULTANT.

(a)

In lieu of cash and in consideration for the Services, the Company shall issue to the Consultant an aggregate of five hundred thousand shares (500,000.00) of the Company’s common stock, $0.0001 par value per share (the “Consulting Shares”) on the effective date of the Agreement. If the company does not have a sufficient number of authorized shares to issue the Consulting Shares at the time of entry of this Agreement, or the issuance of the Consulting Shares will restrict the ongoing operations of the Company to secure capital or identify acquisition candidates, then in that event the Consulting Shares shall be deemed “Issuable”, and reported on the Company’s financial statements.

Following execution of this Agreement the Company will undertake to increase the number of authorized common stock or implement a reverse split of its common stock. If a reverse stock split is implemented and approved, and the Consulting Shares have not yet been issued, then in that event the total number of shares issuable to the Consultant shall be adjusted to reflect the reverse stock split. For purposes of example only, if the Company implements a 1:10 reverse split of its outstanding common stock and the Consulting Shares have not yet been issued, then in that event the Consultant shall receive 50,000 shares of the Company’s common stock.

(i)

Consultant has the requisite power and authority to enter into this Agreement. No consent, approval or agreement of any individual or entity is required to be obtained by the Consultant in connection with the execution and performance by the Consultant of this Agreement or the execution and performance by the Consultant of any agreements, instruments or other obligations entered into in connection with this Agreement.

(ii)

The Consultant is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the Consultant is able to bear the economic risk of an investment in the Consulting Shares.

(b)

Any commercially reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of the Services (the "Consultant Expenses") shall be reimbursed by the Company within thirty (30) days of Consultant submitting to the Company an invoice that details the amount of the Consultant Expenses and includes written documentation of each expense. Consultant shall not charge a markup, surcharge, handling or administrative fee on the Consultant Expenses. The Company acknowledges that Consultant may incur certain expenses during the term of this Agreement, but not receive a bill or receipt for such expenses until after the term of this Agreement. In such case, Consultant shall provide the Company with an invoice and documentation of the expense and the Company shall reimburse Consultant for such expenses within five (5) days after receiving such invoice.

3.

TERM The term of this Agreement shall be for twenty (24) months and commence as of the effective date of this Agreement, subject to Section 4 of this Agreement (the "Term").

4.

EFFECT OF TERMINATION. This Agreement may be terminated during the Term by the Company upon thirty (30) days’ written notice.

5.

ACCURACY OF INFORMATION PROVIDED TO CONSULTANT. The Company represents and warrants to Consultant that the publicly available financial information concerning the Company has been filed with the Securities and Exchange Commission and is true and correct in all material respects.

6.

INDEPENDENT CONTRACTOR. Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Consultant, and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

7.

NO AGENCY CREATED. No agency, employment, partnership or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

8.

INDEMNIFICATION.

(a) Indemnity by the Company. The Company hereby agrees to indemnify and hold harmless Consultant and each person and affiliate associated with Consultant against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), in addition to any liability the Company may otherwise have, arising out of, related to or based upon any violation of law, rule or regulation by the Company or the Company's agents, employees, representatives or affiliates.

(b) Indemnity by Consultant. Consultant hereby agrees to indemnify and hold harmless the Company and each person and affiliate associated with the Company against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), in addition to any liability the Company may otherwise have, arising out of, related to or based upon:

(i)

Any breach by Consultant of any representation, warranty or covenant contained in or made pursuant to this Agreement; or

(ii)

Any violation of law, rule or regulation by Consultant or Consultant's agents, employees, representatives or affiliates.

(c) Actions Relating to Indemnity. If any action or claim shall be brought or asserted against a party entitled to indemnification under this Agreement (the "Indemnified Party") or any person controlling such party and in respect of which indemnity may be sought from the party obligated to indemnify the Indemnified Party pursuant to this Section 8 (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing and, the Indemnifying Party shall assume the defense thereof, including the employment of legal counsel and the payment of all expenses related to the claim against the Indemnified Party or such other controlling party. If the Indemnifying Party fails to assume the defense of such claims, the Indemnified Party or any such controlling party shall have the right to employ a single legal counsel, reasonably acceptable to the Indemnifying Party, in any such action and participate in the defense thereof and to be indemnified for the reasonable legal fees and expenses of the Indemnified Party's own legal counsel.

(d) This Section 8 shall survive any termination of this Agreement for a period of three (3) years from the date of termination of this Agreement. Notwithstanding anything herein to the contrary, no Indemnifying Party will be responsible for any indemnification obligation for the gross negligence or willful misconduct of the Indemnified Party.

9. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall he deemed effectively given upon personal delivery, email, or upon receipt by the addressee by courier or by telefax addressed to each of the other Parties thereunto entitled at the address set forth below or to such other address upon notice to the other.

If to Consultant:

Dwayne McLeod

22 Close Avenue, Suite 612

Toronto, Ontario, M6K 2V4

If to the Company:

429 Kent Street unit 112

Ottawa, Ontario, Canada K2P 2B4

10.

ASSIGNMENT. This Agreement shall not be assigned, pledged or transferred in any way by either party hereto without the prior written consent of the other party. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits herein contrary to the foregoing provisions shall be null and void.

11.

CONFIDENTIAL INFORMATION. Consultant agrees that, at no time during the Term or a period of five (5) years immediately after the Term, will Consultant (a) use Confidential Information (as defined below) for any purpose other than in connection with the Services or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, "Confidential Information" means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of Consultant; (ii) prior to disclosure hereunder was already lawfully in Consultant's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Consultant on a non-confidential basis from a third party who has the right to disclose such information to Consultant; or (iv) is ordered to be or otherwise required to be disclosed by Consultant by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

12

RETURN OF MATERIALS AT TERMINATION. Consultant agrees that all documents, reports and other data or materials provided to Consultant shall remain the property of the Company, including, but not limited to, any work in progress. Upon termination of this Agreement for any reason, Consultant shall promptly deliver to the Company all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof.

13.

CONFLICTING AGREEMENTS; REQUISITE APPROVAL. CONSULTANT and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Consultant represent and warrant that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

14.

NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

15.

GOVERNING LAW. This Agreement shall be governed by, construed in accordance with and enforced under the internal laws of the State of Delaware. The venue for any legal proceedings in connection with this Agreement shall be in the federal or state courts located in the City of Dover, Delaware.

16.

ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may only be changed by written documentation signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates.

17.

SECTION HEADINGS. Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

18.

SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions in this Agreement shall be construed as severable and independent thereof.

19.

BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Section 10 of this Agreement.

20.

ATTORNEY'S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

21.

AUTHORIZATION. The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

22.

ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

23.

COUNTERPARTS & TELEFACSIMILE. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

24.

COMPLIANCE WITH LAW. Consultant will comply with all laws, rules and regulations related to its activities on behalf of the Company pursuant to this Agreement. Consultant shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which Consultant may be reasonably deemed to be giving advice or making a recommendation that Consultant has been compensated for its services and owns common stock of the Company. Consultant acknowledges that it is aware that the federal securities laws restrict trading in the Company's securities while in possession of material non-public information concerning the Company. Consultant acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Consultant or any of its affiliates, that it will refrain from trading in the Company's securities while it or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

The Company:

Mindesta, Inc.

/s/ Dean Hanish

By: Dean Hanish / President

CONSULTANT:

Dwayne McLeod

By: /s/ Dwayne McLeod

Schedule A “THE SERVICES”

Consultant has and will continue to create, film and edit corporate videos for CTT Pharmaceuticals and its future partners including clinical trials etc. In this role, the consultant will deliver on the following:

•

Lead videography and photography support for CTT Pharmaceuticals communications

•

Develop video content in support of CTT Pharmaceuticals staff, creative direction, relevant pre-production planning, on site video production including, but not limited to, camera operation, lighting and sound design and recording, producing and art direction.

•

Post-production editing in video, sound, color grading and adhering to quality and creative standards

•

Work in conjunction with the VP of Marketing and the Executive team to deliver on key corporate goals.